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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 31, 2003 relating to the financial statements of Neptune Technology Group Holdings, Inc. and Water Management, which appears in Roper Industries, Inc.'s Current Report on Form 8-K dated November 13, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Atlanta, Georgia
November 15, 2004